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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-132192 and Form S-8 No. 333-159004) pertaining to the 2005 Stock Option and Incentive Plan and the 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc. and Form S-8 No. 333-194257 pertaining to the Liquidity Services, Inc. 401(k) Profit Sharing Plan of our reports dated November 21, 2016, with respect to the consolidated financial statements and schedule of Liquidity Services, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Liquidity Services, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended September 30, 2016.

/s/ Ernst & Young LLP

McLean, Virginia
November 21, 2016

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM